Exhibit 99.1

LifeLock Files Registration for Proposed IPO

Identity Theft Protection Company Seeks to Raise to up $175 Million and Apply for NYSE Listing

GREENWOOD VILLAGE, Colo.--(BUSINESS WIRE)--August 29, 2012--Keating Capital, Inc. (Nasdaq: KIPO) (www.KeatingCapital.com), a business development company, notes that LifeLock, Inc., a Keating Capital portfolio company, has filed a registration statement with the U.S. Securities and Exchange Commission (“SEC”) to raise up to $175 million in a proposed initial public offering of its common stock. The number of shares to be offered and the price range for the offering have not been determined. LifeLock intends to apply to list on the New York Stock Exchange under the ticker “LOCK.”

According to the filing, Goldman, Sachs & Co., BofA Merrill Lynch, and Deutsche Bank Securities Inc. will act as joint book-running managers for the offering. RBC Capital Markets, Canaccord Genuity Inc., and Needham & Company, LLC will act as co-managers.

LifeLock is a leading provider of proactive identity theft protection services for consumers and identity risk assessment and fraud. Keating Capital completed a $5 million investment in the Series E convertible preferred stock and warrants of LifeLock on March 14, 2012. The per share price of the Series E preferred stock was $7.8776. “Our Series E investment in LifeLock is one of our ten private portfolio companies where we have certain contractual structural protections which allow us to receive additional shares of common stock in the event an IPO prices below a threshold level,” noted Mr. Keating, CEO of Keating Capital.

According to the filing, Series E investors are entitled to receive additional common shares upon conversion if the anticipated IPO price as determined by LifeLock’s board of directors is less than $13.3919. However, LifeLock has the right to repurchase these additional common shares from Series E investors for $0.001 per share if the volume weighted average price (“VWAP”) of LifeLock’s common stock during the ten trading days immediately following the IPO is greater than the anticipated IPO price.

“This basically means that our Series E investment would be valued following conversion at 1.7x our initial investment cost, based on either the anticipated IPO price or the 10-day VWAP, assuming LifeLock exercises the above repurchase right if available. This post-conversion value is contingent upon LifeLock completing an IPO. Further, our ability to realize this post-conversion value will depend on the actual trading price of LifeLock’s common stock when we dispose of our shares following the customary 180-day post-IPO lockup period,” added Mr. Keating.

A registration statement relating to these securities being offered in the proposed IPO has been filed with the SEC but has not yet become effective. Accordingly, Keating Capital can give no assurances that LifeLock will complete an IPO, and even if completed, when it may be completed and at what price and under what terms.

About Keating Capital, Inc.

Keating Capital is a business development company that specializes in making pre-IPO investments in innovative, emerging growth companies that are committed to and capable of becoming public. We provide investors with the ability to participate in a unique fund that allows our stockholders to share in the potential value accretion that we believe typically occurs once a company transforms from private to public status. Keating Capital’s shares are listed on Nasdaq under the ticker symbol “KIPO.”

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Forward-Looking Statements

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Third Party Websites

The hyperlink to LifeLock’s website is located on a third party server that is not associated with Keating Capital. Keating Capital does not endorse this website, its sponsor, or any of the policies, activities, products, or services offered on the site or by any advertiser on the site. Keating Capital does not take responsibility for third party websites and is not responsible for the accuracy or completeness of any business, financial or other information contained on such website.

CONTACT:
Keating Capital, Inc.
Investor Relations Contact:
Margie L. Blackwell, 720-889-0133
Investor Relations Director
mb@keatinginvestments.com
or
Public Relations Contact:
JCPR, Inc.
Chris Moon, 973-850-7304
cmoon@jcprinc.com